Exhibit 99.1
JOINT FILING AGREEMENT
The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Amendment No. 3 to Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Amendment No. 3 jointly on behalf of each such party.

Date: February 5, 2010	WESTBURY (BERMUDA) LTD.
/s/ Jim Watt
	Name:	Jim Watt
	Title:	President

Date: February 5, 2010	WESTBURY TRUST
/s/ Jim Watt
	Name:	Jim Watt
	Title:	Trustee

Date: February 9, 2010	MICHAEL G. DEGROOTE
/s/ Michael G. DeGroote